1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co. Announces Interim
Update on the Lafitte Ultra-Deep Exploration Well

NEW ORLEANS, LA, September 7, 2011 – McMoRan Exploration Co. (NYSE: MMR) today announced results from interim logging operations at the Lafitte ultra-deep exploration well located on Eugene Island Block 223 in 140 feet of water.  The Lafitte well commenced drilling on October 3, 2010 and has been drilled to 27,038 feet.  Wireline logs indicate several Lower Miocene sands below 24,300 feet that appear to be hydrocarbon bearing.  The sands have various thicknesses that aggregate approximately 200 gross feet (95 feet net), some of which are contained within a thin-bedded, sand-shale formation (i.e. laminated section).

These Lower Miocene aged sands are correlative to Lower Miocene sands seen onshore and in the deepwater of the Gulf of Mexico and provide additional confirmation of McMoRan’s ultra-deep geologic model.  Lafitte is McMoRan’s third ultra-deep prospect to encounter Miocene age sands below the salt weld on the Shelf of the Gulf of Mexico.

McMoRan is preparing to set casing in the Lafitte well to 27,000 feet and plans to deepen the well to a proposed total depth of 29,950 feet to evaluate deeper Miocene objectives and possibly the Oligocene section.  McMoRan holds a 72.0 percent working interest and 58.3 percent net revenue interest in Lafitte.  Other working interest owners in Lafitte include: EXXI (18.0%), and Moncrief Offshore LLC (10.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, anticipated and potential production and flow rates, and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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